Exhibit 99.5

                             Casey Container Corp.
                              a Nevada Corporation
                            7255 E. San Alfredo Drive
                              Scottsdale, AZ 85258
                                Tel. 602-819-4181


May 28, 2013

Attention: Mark Dubios, Peter Holtz & Kevin Conway
Lankford Consulting Corp.
P.O. Box 2283 Road Town
Tortola VG 1110
British Virgin Islands

Dear Lankford Consulting Group:

     This past January we provided a Rescission Agreement dated January 13, 2013. As of the date of this letter we have not received a returned signed copy, or had any correspondences regarding the Rescission Agreement or the original Consulting Agreement dated August 12, 2012. To date Lankford Consulting Group, and its associated companies Shoreline Consulting International and Rathbourne Mercantile, Ltd., has failed to adequately provide the services they have been compensated to provide.

     Casey Container Corp. and its Board of Directors has determined that it's in the best interest of Casey Container Corp. and its shareholders to immediately end all relationships with Lankford Consulting Group, Shoreline Consulting International, Rathboure Mercantile, Ltd., and any related persons and/or entities.

Sincerely,


/s/ Martin R Nason
------------------------------
Martin R Nason
President & CEO


CC: Shoreline Consulting International
    Rathboure Mercantile, Ltd.